Exhibit 10.12

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (as defined below), by and between WisdomTree Investments, Inc., a Delaware corporation (the “Company”), and the employee of WisdomTree Asset Management, Inc. (“WTAM”), a wholly-owned subsidiary of the Company, whose name is set forth on the signature page of this Agreement (the “Employee”).

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (“Committee”) has authorized the issuance to Employee of an aggregate number of shares of the authorized but unissued common stock of the Company, $.01 par value, as set forth on Schedule A included on the signature page of this Agreement (the “Shares”), pursuant to the terms and conditions of the Company’s 2005 Performance Equity Plan (the “Plan”) and conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1. Grant of Shares.

1.1 The Company has issued to the Employee, effective as of the Grant Date set forth on Schedule A, the Shares on the terms and conditions set forth herein. Subject to Section 1.6 hereof, the Shares shall be subject to forfeiture in the event Employee’s employment by WTAM is terminated prior to the Vesting Date set forth on the signature page of this Agreement. The period prior to the Vesting Date is considered the “Restriction Period” for the Shares. The Shares shall be registered in the name of the Employee but shall remain uncertificated until the Vesting Date.

1.2 The Shares shall constitute issued and outstanding shares of common stock for all corporate purposes, and the Employee shall have the right to vote such Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Employee shall not be entitled to delivery of a Share Certificate until the Shares vest in accordance with Section 1.3; and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Shares) until such time, if ever, as the Shares with respect to which such Retained Distributions shall have been distributed have become vested.

1.3 If the Employee is still an employee of WTAM at the end of the Restriction Period, all the Shares shall vest and shall no longer be subject to forfeiture by the Employee. After the date that the Shares become vested, upon the request of the Employee, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Employee a certificate for the Shares that have vested or otherwise permit the Shares to be transferred by the Employee. Subject to the provisions of Section 1.6, if, at any time prior to the vesting of the Shares in accordance with the first sentence of this Section 1.3, Employee’s employment is terminated, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares (and the Retained Distributions with respect thereto). In such event, the Company is authorized by the Employee to instruct the Company’s transfer agent to cancel and return the Shares (and, if applicable, the Retained Distributions with respect thereto) to the status of authorized but unissued shares of Common Stock.

1.4 “Employment”. The Employee shall be considered to be employed by WTAM pursuant to Section 1 if the Employee is a full-time employee of WTAM (or of the Company or any parent, subsidiary or affiliate of the Company) or, if the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) determines in its sole and absolute discretion, the Employee is rendering substantial services to the Company (or of any parent, subsidiary or affiliate of the Company, including WTAM) as a part-time employee, consultant or contractor of the Company (or of any parent, subsidiary or affiliate of the Company, including WTAM). The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether the Employee has ceased to be employed by WTAM and the effective date on which such employment terminated.

1.5 No Right to Employment. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, WTAM or the Company (or with any parent, subsidiary or affiliate of the Company) or limit in any way the right of the WTAM and Company (or of any parent, subsidiary or affiliate of the Company) to terminate the Employee’s employment or other relationship with WTAM or the Company (or with any parent, subsidiary or affiliate of the Company) at any time, with or without cause.

1.6 Acceleration of Vesting.

1.6.1 Upon a Change of Control. Notwithstanding the provisions of Section 1.3, in the event of a “change of control” (as defined below) while the Employee is employed by WTAM, the vesting of the Shares shall accelerate and all Shares shall be vested simultaneously with such change of control. For the purposes of this Agreement, a change of control shall mean (i) the acquisition by any “person” (as defined in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than a stockholder of the Company that, as of the date of this Agreement, is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the outstanding voting securities of the Company, of more than 50% of the combined voting power of the then outstanding voting securities of the Company or (ii) the sale by the Company of all, or substantially all, of the assets of the Company to one or more purchasers, in one or a series of related transactions, where the transaction or transactions require approval pursuant to Delaware law by the stockholders of the Company.

1.6.2 In Certain Other Circumstances. If the Employee’s employment is terminated prior to the Vesting Date, by WTAM for any reason other than (i) death, (ii) Disability or (iii) for Cause by the Company (as defined in the then effective Employment Agreement between the Employee and WTAM), or by the Employee for “good reason” (as defined in the then effective Employment Agreement between the Employee and WTAM), then all of the Shares that would otherwise have vested within one year following such termination shall immediately vest upon such termination.

2. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Shares, the Employee shall pay to WTAM, or make arrangements satisfactory to WTAM regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with WTAM and WTAM shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from WTAM.

3. Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested.

4. Company Representations. The Company hereby represents and warrants to the Employee that:

(i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii) the Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

5. Employee Representations. The Employee hereby represents and warrants to the Company that:

(i) he or she is acquiring the Shares for his or her own account and not with a view towards the distribution thereof;

(ii) the Company has made available to him or her a copy of the Company’s current information made available to the public pursuant to Commission Rule 15c2-11, and a copy of the Plan in effect as of the Grant Date;

(iii) he or she understands that he or she must bear the economic risk of the investment in the Shares, which cannot be sold by him or her unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or an exemption therefrom is available thereunder; and he or she understands that the Company is under no obligation to register the Shares for sale under the 1933 Act;

(iv) he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the 1933 Act or an exemption therefrom;

(vi) he or she understands and agrees that if a stock certificate evidencing the Shares is issued prior to the Vesting Date, it shall bear the following legend if the issuance of the Shares by the Company is not registered on the appropriate registration statement filed under the 1933 Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act’) and may not be sold, pledged, hypothecated or otherwise transferred in the absence of an effective registration statement or an exemption therefrom under the Act.”

and

(vii) he or she understands and agrees that if a stock certificate evidencing the Shares is issued prior to the Vesting Date it shall also bear the following legend:

“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

6. Restriction on Transfer of Shares. Notwithstanding anything in this Agreement to the contrary, and in addition to the provisions of Section 3 of this Agreement, the Employee hereby agrees that he of she shall not sell, transfer by any means or otherwise dispose of the Shares acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (a) an exemption from the 1933 Act registration requirements is available thereunder, and (b) the Employee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

7. Miscellaneous.

7.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier (e.g., Federal Express), or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company and WTAM at their principal executive offices and to the Employee at his or her’s last known residence address as indicated in the employment records of the Company or WTAM, as the case may be, or to such other address as either shall have specified by notice in writing to the others. Notice shall be deemed duly given hereunder when delivered in person or by private courier, or on the third business day following deposit in the United States mail as set forth above.

7.2 Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

7.3 Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by this Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

7.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of the WTAM or the Company apply to the Employee and are inconsistent with the terms of this Agreement, the provisions of the Agreement shall control.

7.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

7.6 Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

7.7 Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.8 Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

7.9 Agreement to Arbitrate. The Employee, the Company and WTAM recognize that differences may arise between them during or following the Employee’s employment by WTAM, and that those differences may or may not be related to the issuance of the Shares herein or to the Employee’s employment. The Employee understands and agrees that by entering into this Agreement, the Employee anticipates the benefits of a speedy, impartial dispute-resolution procedure of any such differences. As used in this Section 7.9 and its subparts, “Company” shall refer to the Company and to WTAM and all successors and assigns of either of them.

7.9.1 Arbitrable Claims.

(i) ALL DISPUTES BETWEEN THE EMPLOYEE (AND HIS OR HER PERMITTED SUCCESSORS AND ASSIGNS) AND THE COMPANY (AND ITS AFFILIATES, SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS AND PERMITTED SUCCESSORS AND ASSIGNS) RELATING IN ANY MANNER WHATSOEVER TO EMPLOYEE’S EMPLOYMENT BY THE COMPANY OR WTAM, AS THE CASE MAY BE, OR TO THE TERMINATION THEREOF, INCLUDING WITHOUT LIMITATION ALL DISPUTES ARISING UNDER THIS AGREEMENT (COLLECTIVELY, “ARBITRABLE CLAIMS”) SHALL BE RESOLVED EXCLUSIVELY BY BINDING ARBITRATION. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation (including but not limited to claims alleging unlawful harassment or discrimination in violation of Title VII and/or Title IX of the U.S. Code, of the Age Discrimination in Employment Act, of the Americans with Disabilities Act, of state statute, or otherwise), excepting only claims under applicable workers’ compensation law and unemployment insurance claims. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Except as provided in Section 7.9.1(ii), the Arbitrator (as defined below) shall decide whether a claim is an Arbitrable Claim. THE COMPANY AND THE EMPLOYEE HEREBY WAIVE ANY RIGHTS THAT THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

(ii) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THE COMPANY MAY ENFORCE IN COURT, WITHOUT PRIOR RESORT TO ARBITRATION, ANY CLAIM CONCERNING ACTUAL OR THREATENED UNFAIR COMPETITION AND/OR THE ACTUAL OR THREATENED USE AND/OR UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL OR PROPRIETARY INFORMATION OF THE COMPANY. The court shall determine whether a claim concerns actual or threatened unfair competition and/or the actual or threatened use and/or unauthorized disclosure of confidential or proprietary information of the Company.

7.9.2 Arbitration Procedure.

(i) American Arbitration Association Rules; Initiation of Arbitration; Location of Arbitration. Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA Rules”), except as provided otherwise in this Agreement. Arbitration shall be initiated by providing written notice to the other party with a statement of the claim(s) asserted, the facts upon which the claim(s) are based, and the remedy sought. This notice shall be provided to the other party within six (6) months of the acts or omissions complained of. Any claim not initiated within this limitations period shall be null and void, and the Company and the Employee waive all rights under statutes of limitation of different duration. The arbitration shall take place in New York, New York.

(ii) Selection of Arbitrator. All disputes involving Arbitrable Claims shall be decided by a single arbitrator (the “Arbitrator”), who shall be selected as follows. The American Arbitration Association (“AAA”) shall give each party a list of eleven (11) arbitrators drawn from its panel of employment arbitrators (the “Name List”). Each party may strike up to six (6) names on the Name List it deems unacceptable, and shall notify the other party of the names it has stricken, within fourteen (14) calendar days of the date the AAA gave notice of the Name List. If only one common name on the Name List remains unstricken by the parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the Name List unstricken by parties, Employee shall strike one of the remaining names and notify the Company, within seven (7) calendar days of notification of the list of unstricken names. If, after Employee strikes a name as set forth in the preceding sentence, there is still two or more unstricken names, the Company and the Employee shall alternately strike names (with the Company having the next strike) and notify the other party of the stricken name within seven (7) calendar days, until only one remains. If no common name on the initial the Name List remains unstricken by the parties, the AAA shall furnish an additional list or lists, and the parties shall proceed as set forth above, until an Arbitrator is selected.

(iii) Conduct of the Arbitration.

(A) Discovery. To help prepare for the arbitration, the Employee and the Company shall be entitled, at their own expense, to learn about the facts of a claim before the arbitration begins. Each party shall have the right to take the deposition of one (1) individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the Arbitrator so orders, upon a showing of substantial need. At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any expert witnesses, and copies of all exhibits intended to be used at the arbitration.

(B) Authority. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator shall have the authority to award equitable relief, damages, costs and fees as provided by the law for the particular claim(s) asserted. The arbitrator shall not have the power to award remedies or relief that a New York court could not have awarded. The Federal Rules of Evidence shall apply. The burden of proof shall be allocated as provided by applicable law. Except as provided in Section 7.9.1(ii), the Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of the Agreement, including but not limited to any claim that all or any part of any of the Agreement is void or voidable and any assertion that a dispute between the Employee and the Company is not an Arbitrable Claim. The arbitration shall be final and binding upon the parties.

(C) Costs. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of the proceedings. If the Arbitrator orders a stenographic record, the parties shall split the cost. Except as otherwise provided in Section 7.9, the Employee and the Company shall equally share the fees and costs of the arbitration and the Arbitrator. The reference to “the fees and costs of the arbitration and the Arbitrator” in the preceding sentence is not intended to include the fees and expenses of either party’s legal counsel or other advisors, but merely the fees and costs imposed on the parties by the AAA in connection with an arbitration conducted under the auspices of the AAA.

7.9.3 Confidentiality. All proceedings and documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceeding, their counsel, witnesses and experts, the Arbitrator, and, if involved, the court and court staff. All documents filed with the Arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subparagraph concerning confidentiality.

7.9.4 Enforceability. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as provided above, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of Section 7.9.

7.10 Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including without limitation matters concerning the validity of grants of restricted stock and actions of the Board or the Committee. The Company and the Employee agree that, subject to the agreement to arbitrate disputes set forth in Section 7.9, the sole and exclusive judicial venues for any dispute, difference, cause of action or legal action of any kind that any party, or any officer, director, employee, agent or permitted successor or assign of any party may bring against any other party, or against any officer, director, employee, agent or permitted successor or assign of any party, relating in any manner whatsoever to Employee’s employment by the Company or WTAM, as the case may be, or to the termination thereof, including without limitation all disputes arising under this Agreement (a “Proceeding”), shall be (a) the United States District Court for the Southern District of New York, if such court has statutory jurisdiction over the Proceeding and (b) the Supreme Court of the State of New York in the County of New York (collectively, the “New York Courts”). Each of the parties hereby expressly (i) consents to the personal jurisdiction of each of the New York Courts with respect to any Proceeding; (ii) agrees that service of process in any Proceeding may be effected upon such party in the manner set forth in Section 7.1 (as well as in any other manner prescribed by law); and (iii) waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in either of the New York Courts. Notwithstanding the foregoing, nothing in this paragraph alters the parties’ agreement to arbitrate disputes as set forth in Section 7.9. As used in this Section 7.10, “Company” shall refer to the Company and to WTAM and all successors and assigns of either of them.

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IN WITNESS WHEREOF, the parties hereto have signed this Restricted Stock Agreement effective as of the Grant Date indicated below.

WISDOMTREE INVESTMENTS, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

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Schedule A

Name of Employee:

Grant Date:                         Total Number of Shares:

Vesting Date:

Number of Shares Vested on First Anniversary:

Number of Additional Shares Vested on Second Anniversary:

Number of Additional Shares Vested on Third Anniversary:

Number of Additional Shares Vested on Fourth Anniversary:

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Confirmation

WisdomTree Asset Management, Inc. hereby executes this Agreement solely to confirm its agreement to be bound by the term and provisions of Sections 7.9 and 7.10 hereof.

WISDOMTREE ASSET MANAGEMENT, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

Acceptance

The Employee hereby acknowledges: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this agreement; I AM FULLY AWARE OF LEGAL EFFECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE EFFECT OF SECTION 7.09 CONCERNING ARBITRATION; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations and promises other than those contained in this Agreement. The Employee accepts these Shares subject to all the terms and conditions of this Agreement.

EMPLOYEE SIGNATURE